1 7958 South Chester Street, Centennial, CO Square Feet: 167,917 United Launch Alliance Corporate Headquarters Third Quarter 2017 Supplemental Operating and Financial Data Select Income REIT Exhibit 99.2 All amounts in this report are unaudited. 445 Jan Davis Drive, Huntsville, AL Square Feet: 57,420 Digium, Inc. Corporate Headquarters

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 2 TABLE OF CONTENT S PAGE/EXHIBIT CORPORATE INFORMATION Company Profile 7 Investor Information 8 Research Coverage 9 FINANCIALS Key Financial Data 11 Condensed Consolidated Balance Sheets 12 Condensed Consolidated Statements of Income 13 Condensed Consolidated Statements of Cash Flows 15 Debt Summary 17 Debt Maturity Schedule 18 Leverage Ratios, Coverage Ratios and Public Debt Covenants 19 Capital Expenditures Summary 20 Property Acquisitions and Dispositions Information Since 1/1/17 21 Calculation of Property Net Operating Income (NOI) and Cash Basis NOI 22 Reconciliation of NOI to Same Property NOI and Calculation of Same Property Cash Basis NOI 23 Calculation of EBITDA and Adjusted EBITDA 24 Calculation of Funds from Operations (FFO) Attributed to SIR and Normalized FFO Attributed to SIR 25 Definitions of Certain Non-GAAP Financial Measures 26 PORTFOLIO INFORMATION Portfolio Summary by Property Type 28 Same Property Results of Operations 29 Leasing Summary 31 Occupancy and Leasing Analysis by Property Type 32 Tenant Diversity and Credit Characteristics 33 Tenants Representing 1% or More of Total Annualized Rental Revenue 34 Three Year Lease Expiration Schedule by Property Type 35 Portfolio Lease Expiration Schedule 36 Hawaii Land Rent Reset Summary 37 EXHIBIT A Property Detail 39 TABLE OF CONTENTS

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 3 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES OR THAT WE WILL BE ABLE TO OBTAIN REPLACEMENT TENANTS, • OUR ACQUISITIONS OF PROPERTIES, • OUR SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES, WE ENTER NEW LEASES OR RENTS ARE RESET AT OUR HAWAII PROPERTIES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND THE AMOUNT OF SUCH DISTRIBUTIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • OUR ABILITY TO RAISE EQUITY OR DEBT CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP OF AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, • THE CREDIT QUALITIES OF OUR TENANTS, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, ATTRIBUTED TO SELECT INCOME REIT, OR SIR, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, ATTRIBUTED TO SIR, NET OPERATING INCOME, OR NOI, CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, WARNING CONCERNING FORWARD LOOKING STATEMENTS

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 4 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (CONTINUED ) • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEES, THE RMR GROUP LLC, OR RMR LLC, RMR INC., GOVERNMENT PROPERTIES INCOME TRUST, OR GOV, AIC, AND OTHERS AFFILIATED WITH THEM, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL. FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES AND OUR WORKING CAPITAL REQUIREMENTS. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • A SIGNIFICANT NUMBER OF OUR HAWAII PROPERTIES ARE LANDS LEASED FOR RENTS THAT ARE PERIODICALLY RESET BASED ON THEN CURRENT FAIR MARKET VALUES. REVENUES FROM OUR PROPERTIES IN HAWAII HAVE GENERALLY INCREASED DURING OUR OWNERSHIP AS THE LEASES FOR THOSE PROPERTIES HAVE BEEN RESET OR RENEWED. ALTHOUGH WE EXPECT THAT RENTS FOR OUR HAWAII PROPERTIES WILL INCREASE IN THE FUTURE, WE CANNOT BE SURE THEY WILL. FUTURE RENTS FROM THESE PROPERTIES COULD DECREASE OR NOT INCREASE TO THE EXTENT THEY HAVE IN THE PAST, • WE MAY NOT SUCCEED IN FURTHER DIVERSIFYING OUR REVENUE SOURCES AND ANY DIVERSIFICATION WE MAY ACHIEVE MAY NOT MITIGATE OUR PORTFOLIO RISKS OR IMPROVE THE SECURITY OF OUR REVENUES OR OUR OPERATING PERFORMANCE, • WE HAVE SUBSTANTIALLY COMPLETED A 35,000 SQUARE FOOT EXPANSION OF A BUILDING ON A PROPERTY WE OWN IN OKLAHOMA. AT SEPTEMBER 30, 2017, WE EXPECT TO SPEND AN ADDITIONAL $1.3 MILLION TO COMPLETE THIS EXPANSION. IN ADDITION, AS OF SEPTEMBER 30, 2017, WE HAVE ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $24.5 MILLION WHICH EXCLUDES THE ESTIMATED EXPANSION COSTS NOTED IN THE PRECEDING SENTENCE. IT IS DIFFICULT TO ACCURATELY ESTIMATE DEVELOPMENT AND TENANT IMPROVEMENT COSTS.  THIS DEVELOPMENT PROJECT AND OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASING AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE, • OUR POSSIBLE REDEVELOPMENT OF CERTAIN OF OUR HAWAII PROPERTIES MAY NOT BE REALIZED OR BE SUCCESSFUL, • THE UNEMPLOYMENT RATE OR ECONOMIC CONDITIONS IN AREAS WHERE OUR PROPERTIES ARE LOCATED MAY BECOME WORSE IN THE FUTURE. SUCH CIRCUMSTANCES OR OTHER CONDITIONS MAY REDUCE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE. IF THE DEMAND FOR LEASING OFFICE AND INDUSTRIAL SPACE IS REDUCED, WE MAY BE UNABLE TO RENEW LEASES WITH OUR TENANTS AS LEASES EXPIRE OR ENTER INTO NEW LEASES AT RENTAL RATES AS HIGH AS EXPIRING RATES AND OUR FINANCIAL RESULTS MAY DECLINE, • OUR BELIEF THAT THERE IS A LIKELIHOOD THAT TENANTS MAY RENEW OR EXTEND OUR LEASES WHEN THEY EXPIRE WHENEVER THEY HAVE MADE SIGNIFICANT INVESTMENTS IN THE LEASED PROPERTIES, OR BECAUSE THOSE PROPERTIES MAY BE OF STRATEGIC IMPORTANCE TO THEM, MAY NOT BE REALIZED, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • WE MAY INCUR SIGNIFICANT COSTS TO PREPARE A PROPERTY FOR A TENANT, PARTICULARLY FOR SINGLE TENANT PROPERTIES, WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 5 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (CONTINUED ) • A FORMER TENANT OF TWO OF OUR PROPERTIES HAS FILED FOR BANKRUPTCY AND REJECTED ITS TWO LEASES WITH US. ALTHOUGH A SUBTENANT OF THAT FORMER TENANT AT ONE OF THE TWO PROPERTIES IS NOW CONTRACTUALLY OBLIGATED TO PAY RENT TO US IN AN AMOUNT EQUAL TO THE RENT UNDER THE FORMER TENANT'S LEASE, THAT SUBTENANT HAS CERTAIN RIGHTS TO TERMINATE ITS SUBLEASE, INCLUDING UPON ONE YEAR'S ADVANCE NOTICE, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE CREDIT FACILITIES WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH FACILITIES, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.2 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • WE RECEIVED AN ASSESSMENT FROM THE STATE OF WASHINGTON FOR REAL ESTATE EXCISE TAX, INTEREST AND PENALTIES OF $2.8 MILLION ON CERTAIN PROPERTIES WE ACQUIRED IN CONNECTION WITH OUR ACQUISITION OF COLE CORPORATE INCOME TRUST, INC. IN JANUARY 2015. ALTHOUGH WE BELIEVE WE ARE NOT LIABLE FOR THIS TAX AND ARE DISPUTING THIS ASSESSMENT, WE MAY NOT SUCCEED IN HAVING ALL OR ANY PART OF THIS ASSESSMENT NULLIFIED, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS. HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., GOV, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • RMR INC. MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, AND • THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON OUR REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON OUR REVOLVING CREDIT FACILITY ARE BASED ON OUR CREDIT RATINGS. FUTURE CHANGES IN OUR CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES WE PAY TO INCREASE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS ACTS OF TERRORISM, NATURAL DISASTERS, CHANGES IN OUR TENANTS’ FINANCIAL CONDITIONS, THE MARKET DEMAND FOR LEASED SPACE OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. WARNING CONCERNING FORWARD LOOKING STATEMENTS (CONTINUED)

6 2300 & 2400 Yorkmont Road, Charlotte, NC Square Feet: 284,039 Compass Group U.S. Headquarters CORPORATE INFORMATION 6

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 7 COM PAN Y PROFIL E Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458-1634 (t) (617) 796-8303 (f) (617) 796-8335 Stock Exchange Listing: Nasdaq Trading Symbol: Common Shares: SIR Issuer Ratings: Moody’s: Baa2 Standard & Poor’s: BBB- The Company: Select Income REIT, or SIR, we, our or us, is a real estate investment trust, or REIT, which owns properties that are primarily leased to single tenants. As of September 30, 2017, we owned 366 buildings with approximately 45.5 million rentable square feet located in 36 states, including 229 buildings, leasable land parcels and easements with approximately 17.8 million rentable square feet which are primarily leasable industrial and commercial lands located in Hawaii. We have been investment grade rated since 2014, and we are included in the Russell 2000® Index and the MSCI US REIT Index. COMPANY PROFILE Management: SIR is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned REITs and three real estate related operating businesses. In addition to managing SIR, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, and Government Properties Income Trust, a REIT that primarily owns properties leased to the U.S. and state governments. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of September 30, 2017, RMR had $28.5 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and approximately 53,000 employees. We believe that being managed by RMR is a competitive advantage for SIR because of RMR’s depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services. (1) Includes 229 buildings, leasable land parcels and easements with approximately 17.8 million square feet which are primarily leasable industrial and commercial lands located in Hawaii. (2) See page 25 for the calculation of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR determined in accordance with U.S. generally accepted accounting principles, or GAAP, to those amounts. Key Data (as of September 30, 2017): (dollars and sq. ft. in 000s) Total buildings (1) 366 Total sq. ft. 45,496 Percent leased 96.2% Q3 2017 total revenues $ 118,014 Q3 2017 net income attributed to SIR $ 31,442 Q3 2017 Normalized FFO attributed to SIR (2) $ 60,677

INVESTOR INFORMATION

INVESTOR INFORMATION

Board of Trustees

Donna D. Fraiche
Independent Trustee

William A. Lamkin
Independent Trustee

Jeffrey P. Somers
Independent Trustee

Adam D. Portnoy
Managing Trustee

Barry M. Portnoy
Managing Trustee

Senior Management

David M. Blackman
President and Chief Operating Officer

John C. Popeo
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Select Income REIT
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 796-8303
(f) (617) 796-8335
(e-mail) info@sirreit.com

Inquiries
Financial inquiries should be directed to John C. Popeo, Chief Financial Officer and Treasurer, at (617) 796-8303 or jpopeo@sirreit.com.

Investor and media inquiries should be directed to Christopher Ranjitkar, Director, Investor Relations, at (617) 796-8320 or cranjitkar@sirreit.com.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
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Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 9 RESEARCH COVERAG E RESEARCH COVERAGE Equity Research Coverage Bank of America / Merrill Lynch James Feldman (646) 855-5808 james.feldman@baml.com FBR Capital Markets & Co. Bryan Maher (646) 885-5423 bmaher@fbr.com JMP Securities Mitch Germain (212) 906-3546 mgermain@jmpsecurities.com Morgan Stanley Vikram Malhotra (212) 761-7064 vikram.malhotra@morganstanley.com RBC Capital Markets Michael Carroll (440) 715-2649 michael.carroll@rbccm.com SIR is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SIR’s performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SIR or its management. SIR does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies. Rating Agencies Moody’s Investors Service Griselda Bisono (212) 553-4985 griselda.bisono@moodys.com Standard & Poor’s Michael Souers (212) 438-2508 michael.souers@standardandpoors.com

10 FINANCIALS 10 2555 Grand Boulevard, Kansas City, MO Square Feet: 595,607 Shook, Hardy & Bacon LLP Headquarters

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollars in thousands, except per share data)

	As of and For the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Selected Balance Sheet Data:					
Total gross assets (1)	$ 4,972,896	$ 4,949,024	$ 4,876,465	$ 4,882,310	$ 4,880,238
Total assets	$ 4,677,395	$ 4,673,590	$ 4,614,065	$ 4,639,682	$ 4,657,256
Total liabilities	$ 2,655,096	$ 2,642,336	$ 2,562,862	$ 2,565,720	$ 2,565,322
Total shareholders' equity	$ 2,022,299	$ 2,031,254	$ 2,051,203	$ 2,073,962	$ 2,091,934
Selected Income Statement Data:					
Total revenues	$ 118,014	$ 115,870	$ 116,294	$ 114,835	$ 115,036
Net income	$ 31,442	$ 26,661	$ 6,728	$ 24,222	$ 28,568
NOI (2)	$ 91,876	$ 91,511	$ 92,584	$ 90,551	$ 89,887
Adjusted EBITDA (3)	$ 85,695	$ 85,534	$ 73,797	$ 84,444	$ 83,322
FFO attributed to SIR (4)	$ 66,155	$ 61,207	$ 40,468	$ 63,228	$ 61,934
Normalized FFO attributed to SIR (4)	$ 60,677	$ 62,127	$ 52,361	$ 63,463	$ 61,947
Per Common Share Data:					
Net income attributed to SIR - basic and diluted	$ 0.35	$ 0.30	$ 0.08	$ 0.27	$ 0.32
FFO attributed to SIR - basic (4)	$ 0.74	$ 0.69	$ 0.45	$ 0.71	$ 0.69
FFO attributed to SIR - diluted (4)	$ 0.74	$ 0.68	$ 0.45	$ 0.71	$ 0.69
Normalized FFO attributed to SIR - basic and diluted (4)	$ 0.68	$ 0.70	$ 0.59 (5)	$ 0.71	$ 0.69
Dividends:					
Annualized dividends paid per share	$ 2.04	$ 2.04	$ 2.04	$ 2.04	$ 2.04
Annualized dividend yield (at end of period) (5)	8.7%	8.5%	7.9%	8.1%	7.6%
Normalized FFO payout ratio (4)	75.0%	72.9%	86.4% (6)	71.8%	73.9%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) See page 22 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount.
(3) See page 24 for the calculation of Adjusted EBITDA and a reconciliation of net income determined in accordance with GAAP to that amount.
(4) See page 25 for the calculation of FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of net income attributed to SIR determined in accordance with GAAP to those amounts.
(5) Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of our common shares at the end of the period.
(6) Excluding the non-cash write-off of straight line rents receivable of $12,517 recorded during the three months ended March 31, 2017, Normalized FFO attributed to SIR would have been $0.73 per common share and the Normalized FFO payout ratio would have been 69.9%.

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Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 12 CONDENSED CONSOLID ATED BALANCE SHEET S CONDENSED CONSOLIDATED BALANCE SHEETS September 30, December 31, 2017 2016 ASSETS Real estate properties: Land $ 1,041,739 $ 1,038,686 Buildings and improvements 3,176,330 3,103,734 4,218,069 4,142,420 Accumulated depreciation (295,501) (242,628) 3,922,568 3,899,792 Properties held for sale 5,829 — Acquired real estate leases, net 493,780 506,298 Cash and cash equivalents 18,155 22,127 Restricted cash 103 44 Rents receivable, including straight line rents of $117,403 and $117,008, respectively, net of allowance for doubtful accounts of $1,149 and $873, respectively 122,292 124,089 Deferred leasing costs, net 11,443 10,051 Other assets, net 103,225 77,281 Total assets $ 4,677,395 $ 4,639,682 LIABILITIES AND SHAREHOLDERS' EQUITY Unsecured revolving credit facility $ 102,000 $ 327,000 Unsecured term loan, net 348,746 348,373 Senior unsecured notes, net 1,776,087 1,430,300 Mortgage notes payable, net 227,772 245,643 Accounts payable and other liabilities 92,783 101,605 Assumed real estate lease obligations, net 70,989 77,622 Rents collected in advance 20,127 18,815 Security deposits 8,411 11,887 Due to related persons 8,181 4,475 Total liabilities 2,655,096 2,565,720 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,487,371 and 89,427,869 shares issued and outstanding, respectively 895 894 Additional paid in capital 2,180,845 2,179,669 Cumulative net income 506,138 441,307 Cumulative other comprehensive income 39,633 20,472 Cumulative common distributions (705,212) (568,380) Total shareholders' equity 2,022,299 2,073,962 Total liabilities and shareholders' equity $ 4,677,395 $ 4,639,682 (dollars in thousands, except per share data)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	For the Nine Months Ended September 30, 2017	For the Nine Months Ended September 30, 2016
Revenues:				
Rental income	$ 98,635	$ 96,037	$ 293,020	$ 290,512
Tenant reimbursements and other income	19,379	18,999	57,158	56,660
Total revenues	118,014	115,036	350,178	347,172
Expenses:				
Real estate taxes	11,489	10,755	33,168	31,565
Other operating expenses	14,649	14,394	41,039	39,987
Depreciation and amortization	34,713	33,366	102,770	100,240
Acquisition related costs	—	13	—	71
General and administrative (1)	1,589	7,553	24,658	21,903
Write-off of straight line rents receivable, net (2)	—	—	12,517	—
Loss on asset impairment (2)	—	—	4,047	—
Loss on impairment of real estate assets	—	—	229	—
Total expenses	62,440	66,081	218,428	193,766
Operating income	55,574	48,955	131,750	153,406
Dividend income	397	397	1,190	872
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,716, $1,374, $4,688 and $4,124, respectively)	(24,383)	(20,690)	(68,278)	(61,883)
Income before income tax expense and equity in earnings of an investee	31,588	28,662	64,662	92,395
Income tax expense	(177)	(107)	(364)	(370)
Equity in earnings of an investee	31	13	533	107
Net income	31,442	28,568	64,831	92,132
Net income allocated to noncontrolling interest	—	—	—	(33)
Net income attributed to SIR	$ 31,442	$ 28,568	$ 64,831	$ 92,099
Weighted average common shares outstanding - basic	89,355	89,308	89,341	89,295
Weighted average common shares outstanding - diluted	89,379	89,334	89,364	89,318
Net income attributed to SIR per common share - basic and diluted	$ 0.35	$ 0.32	$ 0.73	$ 1.03
Additional Data:				
General and administrative expenses (1) / total revenues	1.3%	6.6%	7.0%	6.3%
General and administrative expenses (1) / total assets (at end of period)	0.0%	0.2%	0.5%	0.5%
Non-cash straight line rent adjustments included in rental income (3)	$ 5,581	$ 6,483	$ 16,361	$ 19,054
Lease value amortization included in rental income (3)	$ 547	$ 443	$ 1,508	$ 1,298
Lease termination fees included in rental income (3)	$ —	$ —	$ 101	$ —
Non-cash amortization included in other operating expenses (4)	$ 213	$ 213	$ 639	$ 639
Non-cash amortization included in general and administrative expenses (4)	$ 345	$ 345	$ 1,034	$ 1,034

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
13

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 14 CONDENSED CONSOLID ATED S TA TEMENTS OF INCOME (CONTINUED ) CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED) (dollars in thousands, except per share data) (1) General and administrative expenses include (i) the reversal of $5,478 of previously accrued estimated business management incentive fees for the three months ended September 30, 2017 and (ii) estimated business management incentive fee expense of $3,288 for the nine months ended September 30, 2017. (2) In March 2017, one of our tenants filed for bankruptcy and rejected two leases with us: (i) a lease for a property located in Huntsville, AL with approximately 1.4 million rentable square feet and an original lease term until August 2032 and (ii) a lease for a property in Hanover, PA with approximately 502,000 rentable square feet and an original lease term until September 2028. The Huntsville, AL property is occupied by a subtenant of our former tenant who is now contractually obligated to pay rent to us in an amount equal to the rent under the former tenant's lease for a term that runs concurrently with the former tenant’s original lease term, but subject to certain tenant termination rights. We expect that the lost rents plus carrying costs, such as real estate taxes, insurance, security and other operating costs, from a fully vacant Hanover, PA property may total approximately $3,800 per year. The bankruptcy court overseeing this matter recently granted us permission to offset our damages with a $3,739 security deposit held from the bankrupt former tenant with respect to the Hanover, PA property. During the three months ended March 31, 2017. We recorded a non-cash charge of $12,517 to write off straight line rents receivable (net of the $3,739 security deposit) related to the rejected leases with the bankrupt former tenant at both properties plus an impairment charge of $4,047 related to the write-off of lease intangibles related to the property located in Hanover, PA. (3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any. (4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees expense, which are included in general and administrative and other operating expenses, respectively.

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 15 CONDENSED CONSOLID ATED S TA TEMENTS OF CASH FLOW S CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS For the Nine Months Ended September 30, 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 64,831 $ 92,132 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation 59,994 58,482 Net amortization of debt issuance costs, premiums and discounts 4,688 4,124 Amortization of acquired real estate leases and assumed real estate lease obligations 40,308 39,582 Amortization of deferred leasing costs 1,170 1,037 Write-off of straight line rents and provision for losses on rents receivable 12,856 431 Straight line rental income (16,361) (19,054) Impairment losses 4,276 — Other non-cash expenses, net (453) (215) Equity in earnings of an investee (533) (107) Change in assets and liabilities: Restricted cash — (32) Rents receivable 1,563 767 Deferred leasing costs (2,591) (3,794) Other assets (7,355) (4,627) Accounts payable and other liabilities (4,910) (11,137) Rents collected in advance 1,312 2,662 Security deposits 263 (60) Due to related persons 3,706 1,016 Net cash provided by operating activities 162,764 161,207 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits (117,458) (10,200) Real estate improvements (11,723) (6,739) Cash placed in escrow for investing activities (59) — Net cash used in investing activities (129,240) (16,939) (dollars in thousands)

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 16 CONDENSED CONSOLID ATED S TA TEMENTS OF CASH FLOWS (CONTINUED ) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) For the Nine Months Ended September 30, 2017 2016 CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of senior unsecured notes, after discounts 345,394 — Proceeds from borrowings 220,000 135,000 Payments of borrowings (462,552) (141,207) Payment of debt issuance costs (3,197) — Distributions to common shareholders (136,832) (134,961) Repurchase of common shares (309) (305) Purchase of noncontrolling interest — (3,908) Distributions to noncontrolling interest — (66) Net cash used in financing activities (37,496) (145,447) Decrease in cash and cash equivalents (3,972) (1,179) Cash and cash equivalents at beginning of period 22,127 17,876 Cash and cash equivalents at end of period $ 18,155 $ 16,697 (dollars in thousands) SUPPLEMENTAL DISCLOSURES: Interest paid $ 71,913 $ 71,374 Income taxes paid $ 373 $ 409

DEBT SUMMARY

DEBT SUMMARY

(dollars in thousands)

	Coupon Rate (1)	Interest Rate (2)	Principal Balance (3)	Maturity Date	Due at Maturity	Years to Maturity
As of September 30, 2017:						
Unsecured Floating Rate Debt:						
Revolving credit facility (LIBOR + 105 bps) (4) (6)	2.244%	2.244%	$ 102,000	3/29/2019	$ 102,000	1.5
Term loan (LIBOR + 115 bps) (5) (6)	2.387%	2.387%	350,000	3/31/2020	350,000	2.5
Subtotal / weighted average unsecured floating rate debt	2.355%	2.355%	452,000		452,000	2.3
Unsecured Fixed Rate Debt:						
Senior notes due 2018	2.850%	2.985%	350,000	2/1/2018	350,000	0.3
Senior notes due 2020	3.600%	3.775%	400,000	2/1/2020	400,000	2.3
Senior notes due 2022	4.150%	4.360%	300,000	2/1/2022	300,000	4.3
Senior notes due 2024	4.250%	4.471%	350,000	5/15/2024	350,000	6.6
Senior notes due 2025	4.500%	4.755%	400,000	2/1/2025	400,000	7.3
Subtotal / weighted average unsecured fixed rate debt	3.872%	4.072%	1,800,000		1,800,000	4.2
Secured Fixed Rate Debt:						
One property (one building) in Harvey, IL	4.500%	3.280%	1,959	6/1/2019	1,902	1.7
One property (one building) in Columbus, OH	4.500%	3.280%	2,351	6/1/2019	2,282	1.7
One property (one building) in Ankeny, IA	3.870%	3.380%	12,360	7/19/2020	12,360	2.8
One property (one building) in Philadelphia, PA (7)	3.237%	4.160%	41,000	8/3/2020	39,635	2.8
One property (one building) in Chester, VA	3.990%	3.480%	48,750	11/1/2020	48,750	3.1
One property (three buildings) in Seattle, WA	3.550%	3.790%	71,000	5/1/2023	71,000	5.6
One property (one building) in Chicago, IL	3.700%	3.590%	50,000	6/1/2023	50,000	5.7
Subtotal / weighted average secured fixed rate debt	3.656%	3.714%	227,420		225,929	4.4
Total / weighted average debt	3.576%	3.726%	$ 2,479,420		$ 2,477,929	3.9

(1) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(2) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and discounts on senior unsecured notes. Excludes upfront transaction costs.
(3) Principal balance excludes unamortized premiums, discounts and certain issuance costs related to these debts. Total debt outstanding as of September 30, 2017, net of unamortized premiums, discounts and certain issuance costs totaling $24,815, was $2,454,605.
(4) We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for our revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020. Principal balance represents the amount outstanding on our $750,000 revolving credit facility at September 30, 2017. Interest rate is as of September 30, 2017 and excludes the 20 basis points facility fee.
(5) We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for our term loan is subject to adjustment based on changes to our credit ratings. Principal balance represents the amount outstanding on our $350,000 term loan at September 30, 2017. Interest rate is as of September 30, 2017.
(6) The maximum borrowing availability under our revolving credit facility and term loan, combined, may be increased to up to $2,200,000 in certain circumstances.
(7) Interest is payable at a rate equal to LIBOR plus a premium. The interest charge has been fixed by a cash flow hedge which sets the interest rate at approximately 4.16% until August 3, 2020, which is the maturity date of the mortgage note. Coupon rate is as of September 30, 2017.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
17

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE

(dollars in thousands)

Scheduled Principal Payments as of September 30, 2017

Year	Unsecured Floating Rate Debt		Unsecured Fixed Rate Debt	Secured Fixed Rate Debt	Total [3]
10/1/2017 - 12/31/2017	$ —		$ —	$ 18	$ 18
2018	—		350,000	304	350,304
2019	102,000	[1]	—	4,926	106,926
2020	350,000	[2]	400,000	101,172	851,172
2021	—		—	—	—
2022	—		300,000	—	300,000
2023	—		—	121,000	121,000
2024	—		350,000	—	350,000
2025	—		400,000	—	400,000
Total	$ 452,000		$ 1,800,000	$ 227,420	$ 2,479,420
Percent	18.2%		72.6%	9.2%	100.0%

(1) Represents the amount outstanding on our $750,000 revolving credit facility at September 30, 2017. We have a $750,000 revolving credit facility which has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points. Both the interest rate premium and the facility fee for our revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date to March 29, 2020.

(2) Represents the amount outstanding on our $350,000 term loan at September 30, 2017. We have a $350,000 term loan with a maturity date of March 31, 2020 and an interest rate on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for our term loan is subject to adjustment based on changes to our credit ratings.

(3) Total debt outstanding as of September 30, 2017, net of unamortized premiums, discounts and certain issuance costs totaling $24,815, was $2,454,605.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
18

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and For the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Leverage Ratios:					
Total debt (book value) (1) / total gross assets (2)	49.4%	49.2%	48.5%	48.2%	48.4%
Total debt (book value) (1) / gross book value of real estate assets (3)	50.5%	50.6%	49.9%	49.6%	49.9%
Total debt (book value) (1) / total market capitalization (4)	53.9%	53.1%	50.7%	51.1%	49.5%
Secured debt (book value) (1) / total assets	4.9%	5.2%	5.3%	5.3%	6.1%
Variable rate debt (book value) (1) / total debt (book value) (1)	18.4%	17.1%	29.2%	28.7%	29.0%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.5x	3.8x	3.5x (6)	4.1x	4.0x
Total debt (book value) (1) / annualized Adjusted EBITDA (5)	7.2x	7.1x	8.0x (6)	7.0x	7.1x
Public Debt Covenants:					
Total debt / adjusted total assets (7) (maximum 60%)	50.0%	49.9%	49.3%	49.2%	49.6%
Secured debt / adjusted total assets (7) (maximum 40%)	4.6%	5.0%	5.1%	5.1%	5.9%
Consolidated income available for debt service (8) / annual debt service (minimum 1.50x)	3.8x	3.7x	4.1x	4.4x	4.5x
Total unencumbered assets (7) / unsecured debt (minimum 150%)	199.9%	201.0%	203.7%	203.9%	202.5%

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs.
(2) Total gross assets is total assets plus accumulated depreciation.
(3) Gross book value of real estate assets is real estate properties at cost, plus certain acquisition costs, if any, before depreciation and purchase price allocations, less impairment writedowns, if any.
(4) Total market capitalization is total debt plus the market value of our common shares at the end of each period.
(5) See page 24 for the calculation of Adjusted EBITDA and for a reconciliation of net income determined in accordance with GAAP to that amount.
(6) Excluding the non-cash write-off of straight line rents receivable of $12.5 million recorded during the three months ended March 31, 2017, the ratios of Adjusted EBITDA to interest expense and total debt (book value) to annualized Adjusted EBITDA would have been 4.1x and 6.9x, respectively.
(7) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP and exclude depreciation and amortization, accounts receivable, other intangible assets and impairment writedowns, if any.
(8) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, impairment losses and gains and losses on acquisitions and sales of assets and early extinguishment of debt, if any, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
19

CAPITAL EXPENDITURES SUMMARY

CAPITAL EXPENDITURES SUMMARY

(dollars in thousands)

	For the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Tenant improvements (1)	$ 378	$ 61	$ 328	$ 3,046	$ 1,343
Leasing costs (2)	403	630	1,402	627	227
Building improvements (3)	1,323	1,209	694	946	561
Recurring capital expenditures	2,104	1,900	2,424	4,619	2,131
Development, redevelopment and other activities (4)	2,583	2,451	721	1,274	613
Total capital expenditures	$ 4,687	$ 4,351	$ 3,145	$ 5,893	$ 2,744

(1) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(2) Leasing costs include leasing related costs, such as brokerage commissions, legal costs and tenant inducements.
(3) Building improvements generally include (i) expenditures to replace obsolete building components and (ii) expenditures that extend the useful life of existing assets.
(4) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property and (ii) capital expenditure projects that reposition a property or result in new sources of revenues.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
20

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/17

PROPERTY ACQUISITIONS AND DISPOSITIONS INFORMATION SINCE 1/1/17

(sq. ft. and dollars in thousands)

Acquisitions(1):

Date Acquired	Location	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price (2)	Purchase Price (2) / Sq. Ft.	Cap Rate (3)	Weighted Average Remaining Lease Term in Years (4)	Percent Leased (5)	Tenant
4/28/2017	Norfolk, VA	1	1	289	$ 55,108	$ 191	7.8%	10.2	100%	Automatic Data Processing, Inc.
5/12/2017	Houston, TX	1	1	84	20,300	242	7.9%	10.6	100%	Lyondell Chemical Company
7/19/2017	Indianapolis, IN	1	2	275	41,050	149	10.0%	10.0	100%	Interactive Intelligence Group, Inc.
Total / Weighted Average		3	4	648	$ 116,458	$ 180	8.6%	10.2	100%	

(1) In January 2017, we also acquired a land parcel adjacent to one of our properties located in McAlester, OK for $226, excluding acquisition related costs, in order to expand the building for the existing tenant.
(2) Represents the gross purchase price, including assumed mortgage debt, if any, and excluding acquisition related costs and purchase price allocations.
(3) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases as of the date of acquisition, less estimated annual property operating expenses that we expected to pay as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of any assumed debt and excluding acquisition related costs.
(4) Average remaining lease term in years is weighted based on rental revenues as of the date acquired.
(5) Percent leased is as of the date acquired.

Dispositions:

SIR has not disposed of any properties since January 1, 2017.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
21

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI

CALCULATION OF PROPERTY NET OPERATING INCOME (NOI) AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Calculation of NOI and Cash Basis NOI:							
Rental income	$ 98,635	$ 97,041	$ 97,344	$ 96,503	$ 96,037	$ 293,020	$ 290,512
Tenant reimbursements and other income	19,379	18,829	18,950	18,332	18,999	57,158	56,660
Real estate taxes	(11,489)	(10,836)	(10,843)	(11,314)	(10,755)	(33,168)	(31,565)
Other operating expenses	(14,649)	(13,523)	(12,867)	(12,970)	(14,394)	(41,039)	(39,987)
NOI	91,876	91,511	92,584	90,551	89,887	275,971	275,620
Non-cash straight line rent adjustments included in rental income (2)	(5,581)	(5,389)	(5,391)	(5,690)	(6,483)	(16,361)	(19,054)
Lease value amortization included in rental income (2)	(547)	(527)	(434)	(434)	(443)	(1,508)	(1,298)
Lease termination fees included in rental income (2)	—	(101)	—	—	—	(101)	—
Non-cash amortization included in other operating expenses (3)	(213)	(213)	(213)	(213)	(213)	(639)	(639)
Cash Basis NOI	$ 85,535	$ 85,281	$ 86,546	$ 84,214	$ 82,748	$ 257,362	$ 254,629
Reconciliation of Net Income to NOI and Cash Basis NOI:							
Net income	$ 31,442	$ 26,661	$ 6,728	$ 24,222	$ 28,568	$ 64,831	$ 92,132
Equity in earnings of an investee	(31)	(374)	(128)	(30)	(13)	(533)	(107)
Income tax expense	177	85	102	78	107	364	370
Income before income tax expense and equity in earnings of an investee	31,588	26,372	6,702	24,270	28,662	64,662	92,395
Interest expense	24,383	22,808	21,087	20,737	20,690	68,278	61,883
Dividend income	(397)	(396)	(397)	(396)	(397)	(1,190)	(872)
Operating income	55,574	48,784	27,392	44,611	48,955	131,750	153,406
Loss on impairment of real estate assets	—	229	—	5,484	—	229	—
Loss on asset impairment (4)	—	—	4,047	—	—	4,047	—
Write-off of straight line rents receivable, net (4)	—	—	12,517	—	—	12,517	—
General and administrative	1,589	8,181	14,888	6,699	7,553	24,658	21,903
Acquisition related costs	—	—	—	235	13	—	71
Depreciation and amortization	34,713	34,317	33,740	33,522	33,366	102,770	100,240
NOI	91,876	91,511	92,584	90,551	89,887	275,971	275,620
Non-cash straight line rent adjustments included in rental income (2)	(5,581)	(5,389)	(5,391)	(5,690)	(6,483)	(16,361)	(19,054)
Lease value amortization included in rental income (2)	(547)	(527)	(434)	(434)	(443)	(1,508)	(1,298)
Lease termination fees included in rental income (2)	—	(101)	—	—	—	(101)	—
Non-cash amortization included in other operating expenses (3)	(213)	(213)	(213)	(213)	(213)	(639)	(639)
Cash Basis NOI	$ 85,535	$ 85,281	$ 86,546	$ 84,214	$ 82,748	$ 257,362	$ 254,629

(1) See Definitions of Certain Non-GAAP Financial Measures on page 26 for the definitions of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in other operating expenses.

(4) During the three months ended March 31, 2017, we recorded a $12,517 non-cash write-off of straight line rents receivable related to leases associated with a tenant bankruptcy at two properties located in Huntsville, AL and Hanover, PA and a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with this tenant bankruptcy at the property located in Hanover, PA.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017

22

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI

RECONCILIATION OF NOI TO SAME PROPERTY NOI AND CALCULATION OF SAME PROPERTY CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended		For the Nine Months Ended	
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Reconciliation of NOI to Same Property NOI (2)(3):				
Rental income	$ 98,635	$ 96,037	$ 293,020	$ 290,512
Tenant reimbursements and other income	19,379	18,999	57,158	56,660
Real estate taxes	(11,489)	(10,755)	(33,168)	(31,565)
Other operating expenses	(14,649)	(14,394)	(41,039)	(39,987)
NOI	91,876	89,887	275,971	275,620
Less:				
NOI of properties not included in same property results	(2,375)	(170)	(4,495)	(170)
Same property NOI	$ 89,501	$ 89,717	$ 271,476	$ 275,450
Calculation of Same Property Cash Basis NOI (2)(3):				
Same property NOI	$ 89,501	$ 89,717	$ 271,476	$ 275,450
Less:				
Non-cash straight line rent adjustments included in rental income (4)	(4,700)	(6,459)	(14,442)	(19,030)
Lease value amortization included in rental income (4)	(556)	(443)	(1,536)	(1,298)
Lease termination fees included in rental income (4)	—	—	(101)	—
Non-cash amortization included in other operating expenses (5)	(213)	(213)	(639)	(639)
Same property Cash Basis NOI	$ 84,032	$ 82,602	$ 254,758	$ 254,483

(1) See Definitions of Certain Non-GAAP Financial Measures on page 26 for the definitions of NOI and Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.
(2) For the three months ended September 30, 2017, same property NOI and Cash Basis NOI are based on properties we owned as of September 30, 2017, and which we owned continuously since July 1, 2016.
(3) For the nine months ended September 30, 2017, same property NOI and Cash Basis NOI are based on properties we owned as of September 30, 2017, and which we owned continuously since January 1, 2016.
(4) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.
(5) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in other operating expenses.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
23

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA (1)

(dollars in thousands)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net income	$ 31,442	$ 26,661	$ 6,728	$ 24,222	$ 28,568	$ 64,831	$ 92,132
Plus: interest expense	24,383	22,808	21,087	20,737	20,690	68,278	61,883
Plus: income tax expense	177	85	102	78	107	364	370
Plus: depreciation and amortization	34,713	34,317	33,740	33,522	33,366	102,770	100,240
EBITDA	90,715	83,871	61,657	78,559	82,731	236,243	254,625
Plus: acquisition related costs	—	—	—	235	13	—	71
Plus: general and administrative expense paid in common shares (2)	458	514	247	166	578	1,219	1,457
Plus: estimated business management incentive fees (3)	(5,478)	920	7,846	—	—	3,288	—
Plus: loss on asset impairment (4)	—	—	4,047	—	—	4,047	—
Plus: loss on impairment of real estate assets (5)	—	229	—	5,484	—	229	—
Adjusted EBITDA	$ 85,695	$ 85,534	$ 73,797 (6)	$ 84,444	$ 83,322	$ 245,026	$ 256,153

(1) See Definitions of Certain Non-GAAP Financial Measures on page 26 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.

(2) Amount represents equity based compensation to our trustees and our officers and certain other employees of RMR's operating subsidiary, RMR LLC.

(3) Incentive fees under our business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(4) During the three months ended March 31, 2017, we recorded a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with a tenant bankruptcy at a property located in Hanover, PA.

(5) We recorded losses on impairment of real estate assets of $229 during the three months ended June 30, 2017 and $5,484 during the three months ended December 31, 2016 in connection with one vacant property located in Maynard, MA.

(6) Excluding the non-cash write-off of straight line rents receivable of $12,517 recorded during the three months ended March 31, 2017, Adjusted EBITDA would have been $86,314.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017

24

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR

CALCULATION OF FUNDS FROM OPERATIONS (FFO) ATTRIBUTED TO SIR AND NORMALIZED FFO ATTRIBUTED TO SIR (1)

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended	
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016	9/30/2017	9/30/2016
Net income attributed to SIR	$ 31,442	$ 26,661	$ 6,728	$ 24,222	$ 28,568	$ 64,831	$ 92,099
Plus: depreciation and amortization	34,713	34,317	33,740	33,522	33,366	102,770	100,240
Plus: loss on impairment of real estate assets	—	229	—	5,484	—	229	—
Plus: net income allocated to noncontrolling interest	—	—	—	—	—	—	33
Less: FFO allocated to noncontrolling interest	—	—	—	—	—	—	(77)
FFO attributed to SIR	66,155	61,207	40,468	63,228	61,934	167,830	192,295
Plus: acquisition related costs	—	—	—	235	13	—	71
Plus: estimated business management incentive fees (2)	(5,478)	920	7,846	—	—	3,288	—
Plus: loss on asset impairment (3)	—	—	4,047	—	—	4,047	—
Normalized FFO attributed to SIR	$ 60,677	$ 62,127	$ 52,361	$ 63,463	$ 61,947	$ 175,165	$ 192,366
Weighted average common shares outstanding - basic	89,355	89,338	89,331	89,331	89,308	89,341	89,295
Weighted average common shares outstanding - diluted	89,379	89,362	89,348	89,335	89,334	89,364	89,318
Net income attributed to SIR per common share - basic and diluted	$ 0.35	$ 0.30	$ 0.08	$ 0.27	$ 0.32	$ 0.73	$ 1.03
FFO attributed to SIR per common share - basic	$ 0.74	$ 0.69	$ 0.45	$ 0.71	$ 0.69	$ 1.88	$ 2.15
FFO attributed to SIR per common share - diluted	$ 0.74	$ 0.68	$ 0.45	$ 0.71	$ 0.69	$ 1.88	$ 2.15
Normalized FFO attributed to SIR per common share - basic and diluted	$ 0.68	$ 0.70	$ 0.59 (4)	$ 0.71	$ 0.69	$ 1.96	$ 2.15

(1) See Definitions of Certain Non-GAAP Financial Measures on page 26 for a definition of FFO attributed to SIR and Normalized FFO attributed to SIR, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our condensed consolidated statements of income. In calculating net income in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income, we do not include such expense in the calculation of Normalized FFO attributed to SIR until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

(3) During the three months ended March 31, 2017, we recorded a $4,047 loss on asset impairment for unamortized lease intangibles related to a lease associated with a tenant bankruptcy at a property located in Hanover, PA.

(4) Excluding the non-cash write-off of straight line rents receivable of $12,517 recorded during the three months ended March 31, 2017, Normalized FFO attributed to SIR would have been $0.73 per common share.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017

25

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 26 DEFINITIONS OF CER TAIN NON-GAA P FINANCIA L MEASURE S DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES NOI and Cash Basis NOI: The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to our property level results of operations. We calculate NOI and Cash Basis NOI as shown on page 22. We define NOI as income from our rental of real estate less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. We consider NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties. We use NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that NOI and Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than we do. EBITDA and Adjusted EBITDA: We calculate EBITDA and Adjusted EBITDA as shown on page 24. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income, net income attributed to SIR and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate EBITDA and Adjusted EBITDA differently than we do. FFO Attributed to SIR and Normalized FFO Attributed to SIR: We calculate FFO attributed to SIR and Normalized FFO attributed to SIR as shown on page 25. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, loss on impairment of real estate assets and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO attributed to SIR differs from NAREIT’s definition of FFO because we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and we exclude acquisition related costs expensed under GAAP, loss on asset impairment and Normalized FFO, net of FFO, from noncontrolling interest, if any. We consider FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. We believe that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of our operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance and our expected needs and availability of cash to pay our obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in our condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than we do.

27 PORTFOLIO INFORMATION 27 45101 Warp Drive, Sterling, VA Square Feet: 337,228 Orbital ATK (NYSE: OA) Corporate Headquarters

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 28 PORTFOLIO SUMMA RY B Y PROPERT Y TYP E PORTFOLIO SUMMARY BY PROPERTY TYPE (dollars and sq. ft. in thousands) (1) Includes buildings, leasable land parcels and easements which are primarily leasable industrial and commercial lands located in Hawaii. (2) See page 22 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts. As of and For the Three Months Ended September 30, 2017 Mainland Mainland Subtotal Mainland Hawaii Key Statistic Office Industrial Properties Properties Total Leasable buildings (1) 91 46 137 229 366 Percent of total 24.9% 12.6% 37.5% 62.5% 100.0% Total square feet 13,368 14,350 27,718 17,778 45,496 Percent of total 29.4% 31.5% 60.9% 39.1% 100.0% Leased square feet 12,983 13,848 26,831 16,922 43,753 Percent leased 97.1% 96.5% 96.8% 95.2% 96.2% Total revenues $ 75,471 $ 19,007 $ 94,478 $ 23,536 $ 118,014 Percent of total 64.0% 16.1% 80.1% 19.9% 100.0% NOI (2) $ 57,437 $ 16,445 $ 73,882 $ 17,994 $ 91,876 Percent of total 62.5% 17.9% 80.4% 19.6% 100.0% Cash Basis NOI (2) $ 52,835 $ 15,729 $ 68,564 $ 16,971 $ 85,535 Percent of total 61.8% 18.4% 80.2% 19.8% 100.0%

SAME PROPERTY RESULTS OF OPERATIONS

SAME PROPERTY RESULTS OF OPERATIONS

(dollars and sq. ft. in thousands)

	As of and For the Three Months Ended (1)		As of and For the Nine Months Ended (2)	
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
Leasable Buildings:				
Mainland Office	85	85	85	85
Mainland Industrial	46	46	46	46
Subtotal Mainland Properties	131	131	131	131
Hawaii Properties (3)	229	229	229	229
Total	360	360	360	360
Square Feet (4):				
Mainland Office	12,613	12,613	12,613	12,613
Mainland Industrial	14,350	14,315	14,350	14,315
Subtotal Mainland Properties	26,963	26,928	26,963	26,928
Hawaii Properties (3)	17,778	17,778	17,778	17,778
Total	44,741	44,706	44,741	44,706
Percent Leased (5):				
Mainland Office	96.9%	96.9%	96.9%	96.9%
Mainland Industrial	96.5%	100.0%	96.5%	100.0%
Subtotal Mainland Properties	96.7%	98.6%	96.7%	98.6%
Hawaii Properties	95.2%	94.1%	95.2%	94.1%
Total	96.1%	96.8%	96.1%	96.8%
Total Revenues:				
Mainland Office	$ 72,015	$ 72,070	$ 215,107	$ 217,619
Mainland Industrial	19,007	20,122	58,413	60,882
Subtotal Mainland Properties	91,022	92,192	273,520	278,501
Hawaii Properties	23,536	22,664	70,405	68,491
Total	$ 114,558	$ 114,856	$ 343,925	$ 346,992

(1) Consists of properties that we owned continuously since July 1, 2016.
(2) Consists of properties that we owned continuously since January 1, 2016.
(3) Includes 229 buildings, leasable land parcels and easements with approximately 17,778 square feet which are primarily leasable industrial and commercial lands located in Hawaii.
(4) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(5) Includes (i) space being fitted out for occupancy pursuant to existing leases, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
29

SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

SAME PROPERTY RESULTS OF OPERATIONS (CONTINUED)

(dollars in thousands)

	As of and For the Three Months Ended (1)		As of and For the Nine Months Ended (2)	
	9/30/2017	9/30/2016	9/30/2017	9/30/2016
NOI (3):				
Mainland Office	$ 55,062	$ 54,817	$ 165,815	$ 168,554
Mainland Industrial	16,445	17,637	51,091	53,563
Subtotal Mainland Properties	71,507	72,454	216,906	222,117
Hawaii Properties	17,994	17,263	54,570	53,333
Total	$ 89,501	$ 89,717	$ 271,476	$ 275,450
Cash Basis NOI (3):				
Mainland Office	$ 51,332	$ 49,921	$ 154,685	$ 154,462
Mainland Industrial	15,729	16,241	48,451	49,261
Subtotal Mainland Properties	67,061	66,162	203,136	203,723
Hawaii Properties	16,971	16,440	51,622	50,760
Total	$ 84,032	$ 82,602	$ 254,758	$ 254,483
NOI % Change:				
Mainland Office	0.4%		-1.6%	
Mainland Industrial	-6.8%		-4.6%	
Subtotal Mainland Properties	-1.3%		-2.3%	
Hawaii Properties	4.2%		2.3%	
Total	-0.2%		-1.4%	
Cash Basis NOI % Change:				
Mainland Office	2.8%		0.1%	
Mainland Industrial	-3.2%		-1.6%	
Subtotal Mainland Properties	1.4%		-0.3%	
Hawaii Properties	3.2%		1.7%	
Total	1.7%		0.1%	

(1) Consists of properties that we owned continuously since July 1, 2016.
(2) Consists of properties that we owned continuously since January 1, 2016.
(3) See page 22 for the calculation of NOI and Cash Basis NOI and a reconciliation of net income determined in accordance with GAAP to those amounts, and see page 23 for the calculation and a reconciliation of same property NOI and same property Cash Basis NOI.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
30

LEASING SUMMARY

LEASING SUMMARY

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and For the Three Months Ended				
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Leasable buildings [1]	366	364	362	362	361
Total sq. ft. [2]	45,496	45,186	44,813	44,813	44,763
Square feet leased	43,753	43,340	42,967	43,362	43,333
Percentage leased	96.2%	95.9%	95.9%	96.8%	96.8%
Leasing Activity (Sq. Ft.):					
New leases	114	41	234 [3]	100	8
Renewals	152	161	250	253	989
Total	266	202	484	353	997
% Change in GAAP Rent [4]:					
New leases	-11.0%	-10.7%	23.3%	-16.3%	16.4%
Renewals	4.9%	3.9%	20.0%	35.4%	4.8%
Weighted average	0.5%	-2.6%	20.9%	32.0%	4.9%
Leasing Costs and Concession Commitments [5]:					
New leases	$ 171	$ 2,494	$ 826	$ 52	$ 3
Renewals	299	14	309	35	845
Total	$ 470	$ 2,508	$ 1,135	$ 87	$ 848
Leasing Costs and Concession Commitments per Sq. Ft. [5]:					
New leases	$ 1.50	$ 60.83	$ 3.53	$ 0.52	$ 0.38
Renewals	$ 1.97	$ 0.09	$ 1.24	$ 0.14	$ 0.85
Total	$ 1.77	$ 12.42	$ 2.35	$ 0.25	$ 0.85
Weighted Average Lease Term by Sq. Ft. (years):					
New leases	10.1	12.4	7.1	3.1	7.0
Renewals	7.9	35.9	12.8	23.1	9.1
Total	8.9	31.1	10.0	17.4	9.1
Leasing Costs and Concession Commitments per Sq. Ft. per Year [5] [6]:					
New leases	$ 0.15	$ 4.91	$ 0.50	$ 0.17	$ 0.05
Renewals	$ 0.25	$ 0.00	$ 0.10	$ 0.01	$ 0.09
Total	$ 0.20	$ 0.40	$ 0.23	$ 0.01	$ 0.09

(1) Includes 229 buildings, leasable land parcels and easements with approximately 17,778 square feet which are primarily leasable industrial and commercial lands located in Hawaii.
(2) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(3) Includes a 35 square foot expansion substantially completed for a lease that commenced on September 1, 2017.
(4) Percent difference in prior rents charged for same space. Rents include estimated recurring expense reimbursements and exclude lease value amortization.
(5) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(6) Amounts are per square foot per year for the weighted average lease term by leased square feet.

The above leasing summary is based on leases entered into during the periods indicated.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017

31

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

OCCUPANCY AND LEASING ANALYSIS BY PROPERTY TYPE

(sq. ft. in thousands)

Property Type	Total Sq. Ft. (1) As of 9/30/2017	Sq. Ft. Leases Executed During the Three Months Ended 9/30/2017 New	Renewals	Total
Mainland Office	13,368	—	17	17
Mainland Industrial	14,350	35 (2)	37	72
Subtotal Mainland Properties	27,718	35	54	89
Hawaii Properties	17,778	114	98	212
Total	45,496	149	152	301

Property Type	As of 6/30/2017	6/30/2017 % Leased (3)	Sq. Ft. Leased Expired	New and Renewals	Acquisitions / (Sales)	As of 9/30/2017	9/30/2017 % Leased
Mainland Office	12,708	97.1%	(17)	17	275	12,983	97.1%
Mainland Industrial	13,813	96.5%	(37)	72 (2)	—	13,848	96.5%
Subtotal Mainland Properties	26,521	96.8%	(54)	89	275	26,831	96.8%
Hawaii Properties	16,819	94.6%	(109)	212	—	16,922	95.2%
Total	43,340	95.9%	(163)	301	275	43,753	96.2%

(1) Subject to modest adjustments when space is re-measured or re-configured for new tenants and when land leases are converted to building leases.
(2) Includes a 35 square foot expansion substantially completed for a lease that commenced on September 1, 2017.
(3) Excludes effects of space remeasurements during the period, if any. Percent leased includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
32

TENANT DIVERSITY AND CREDIT CHARACTERISTICS

TENANT DIVERSITY AND CREDIT CHARACTERISTICS

As of September 30, 2017

Tenant Industry	% of Annualized Rental Revenues (1)
Technology & Communications	24.5%
Retail & Food	18.6%
Real Estate & Financial	12.2%
Manufacturing & Transportation	11.7%
Legal & Consulting	10.7%
Energy Services	9.8%
Industrial	8.7%
Other	3.8%
	100.0%

% of Annualized Rental Revenues (1)


24.5%
18.6%
12.2%
11.7%
10.7%
9.8%
8.7%
3.8%
Technology & Communications
Retail & Food
Real Estate & Financial
Manufacturing & Transportation
Legal & Consulting
Energy Services
Industrial
Other

Tenant Credit Characteristics	% of Annualized Rental Revenues (1)
Leased Hawaii lands	15.8%(2)
Investment grade rated	36.6%(3)
Unrated or non-investment grade	47.6%
	100.0%

% of Annualized Rental Revenues (1)


15.8%
36.6%
47.6%
Leased Hawaii lands (2)
Investment grade rated (3)
Unrated or non-investment grade

(1) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.
(2) Excludes certain Hawaii lands which are leased by investment grade rated tenants and are included in the investment grade rated tenant credit category.
(3) Includes certain Hawaii lands which are leased by investment grade rated tenants.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
33

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

TENANTS REPRESENTING 1% OR MORE OF TOTAL ANNUALIZED RENTAL REVENUE

As of September 30, 2017

(sq. ft. in thousands)

	Tenant	Property Type	Rented Sq. Ft. (1)	% of Total Rented Sq. Ft. (1)	% of Annualized Rental Revenues (2)
1.	Shook, Hardy & Bacon L.L.P.	Mainland Office	596	1.4%	3.9%
2.	Tellabs, Inc.	Mainland Office	820	1.9%	3.6%
3.	Amazon.com, Inc.	Mainland Industrial	3,048	7.0%	3.4%
4.	Noble Energy, Inc.	Mainland Office	497	1.1%	3.1%
5.	Bank of America, National Association	Mainland Office	554	1.3%	3.1%
6.	Tesoro Corporation	Mainland Office	618	1.4%	2.9%
7.	F5 Networks, Inc.	Mainland Office	299	0.7%	2.8%
8.	WestRock Company	Mainland Office	311	0.7%	2.3%
9.	Orbital ATK, Inc.	Mainland Office	337	0.8%	2.2%
10.	Technicolor SA	Mainland Industrial	1,371	3.1%	2.1%
11.	Tyson Foods, Inc.	Mainland Office	248	0.6%	2.1%
12.	FedEx Corporation	Mainland Office; Mainland Industrial	830	1.9%	1.8%
13.	Micro Focus Software Inc.	Mainland Office	406	0.9%	1.7%
14.	PNC Bank, National Association	Mainland Office	441	1.0%	1.4%
15.	ServiceNow, Inc.	Mainland Office	149	0.3%	1.3%
16.	Allstate Insurance Company	Mainland Office	458	1.0%	1.3%
17.	Church & Dwight Co., Inc.	Mainland Office	250	0.6%	1.3%
18.	Compass Group USA, Inc.	Mainland Office	267	0.6%	1.3%
19.	Restoration Hardware, Inc.	Mainland Industrial	1,195	2.7%	1.3%
20.	Tailored Brands, Inc.	Mainland Office	206	0.5%	1.2%
21.	Automatic Data Processing, Inc.	Mainland Office	289	0.7%	1.2%
22.	Primerica Life Insurance Company	Mainland Office	344	0.8%	1.1%
23.	United Launch Alliance, LLC	Mainland Office	168	0.4%	1.1%
24.	American Tire Distributors, Inc.	Mainland Industrial	722	1.7%	1.1%
25.	The Southern Company	Mainland Office	448	1.0%	1.0%
26.	Red Hat, Inc.	Mainland Office	175	0.4%	1.0%
	Total		15,047	34.5%	50.6%

(1) Rented square feet is pursuant to existing leases as of September 30, 2017 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
34

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

THREE YEAR LEASE EXPIRATION SCHEDULE BY PROPERTY TYPE

As of September 30, 2017

(dollars and sq. ft. in thousands)

		Total		2017		2018		2019		2020 and Thereafter
Mainland Office:										
Total sq. ft.		13,368								
Leased sq. ft. (1)		12,983		78		753		206		11,946
Percent				0.6%		5.8%		1.6%		92.0%
Annualized rental revenues (2)	$	297,548	$	1,252	$	9,443	$	4,303	$	282,550
Percent				0.4%		3.2%		1.4%		95.0%
Mainland Industrial:										
Total sq. ft.		14,350								
Leased sq. ft. (1)		13,848		93		55		95		13,605
Percent				0.7%		0.4%		0.7%		98.2%
Annualized rental revenues (2)	$	77,998	$	1,438	$	1,055	$	603	$	74,902
Percent				1.8%		1.4%		0.8%		96.0%
Subtotal Mainland Properties:										
Total sq. ft.		27,718								
Leased sq. ft. (1)		26,831		171		808		301		25,551
Percent				0.6%		3.0%		1.1%		95.3%
Annualized rental revenues (2)	$	375,546	$	2,690	$	10,498	$	4,906	$	357,452
Percent				0.7%		2.8%		1.3%		95.2%
Hawaii Properties:										
Total sq. ft.		17,778								
Leased sq. ft. (1)		16,922		48		226		1,653		14,995
Percent				0.3%		1.3%		9.8%		88.6%
Annualized rental revenues (2)	$	93,138	$	114	$	1,498	$	4,194	$	87,332
Percent				0.1%		1.6%		4.5%		93.8%
Total:										
Total sq. ft.		45,496								
Leased sq. ft. (1)		43,753		219		1,034		1,954		40,546
Percent				0.5%		2.4%		4.5%		92.6%
Annualized rental revenues (2)	$	468,684	$	2,804	$	11,996	$	9,100	$	444,784
Percent				0.6%		2.6%		1.9%		94.9%

(1) Leased square feet is pursuant to existing leases as of September 30, 2017 and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied, or is being offered for sublease by tenants, if any.

(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
35

PORTFOLIO LEASE EXPIRATION SCHEDULE

PORTFOLIO LEASE EXPIRATION SCHEDULE

As of September 30, 2017

(dollars and sq. ft. in thousands)

Period / Year	Number of Tenants	Rented Square Feet Expiring (1)	% of Total Rented Square Feet Expiring (1)	Cumulative % of Total Rented Square Feet Expiring (1)	Annualized Rental Revenues Expiring (2)	% of Total Annualized Rental Revenues Expiring (2)	Cumulative % of Total Annualized Rental Revenues Expiring (2)
10/1/2017 - 12/31/2017	4	219	0.5%	0.5%	$ 2,804	0.6%	0.6%
2018	25	1,034	2.4%	2.9%	11,996	2.6%	3.2%
2019	21	1,954	4.5%	7.4%	9,100	1.9%	5.1%
2020	20	939	2.1%	9.5%	7,696	1.6%	6.7%
2021	20	1,404	3.2%	12.7%	12,924	2.8%	9.5%
2022	73	3,948	9.0%	21.7%	50,112	10.7%	20.2%
2023	26	3,043	7.0%	28.7%	40,311	8.6%	28.8%
2024	23	7,001	16.0%	44.7%	69,060	14.7%	43.5%
2025	17	1,770	4.0%	48.7%	26,485	5.7%	49.2%
2026	8	1,701	3.9%	52.6%	26,406	5.6%	54.8%
Thereafter	110	20,740	47.4%	100.0%	211,790	45.2%	100.0%
Total	347	43,753	100.0%		$ 468,684	100.0%	
Weighted average remaining lease term (in years)		9.9			9.5		

(1) Rented square feet is pursuant to existing leases as of September 30, 2017, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease by tenants, if any.
(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
36

Select Income REIT Supplemental Operating and Financial Data, September 30, 2017 37 HA W AII LAND RENT RESET SUMMA RY HAWAII LAND RENT RESET SUMMARY (dollars and sq. ft. in thousands) Historical Hawaii Land Rent Resets: For the Three Months Ended 9/30/2017 6/30/2017 3/31/2017 12/31/2016 9/30/2016 Number of leases reset 1 1 — — 1 Square feet 27 79 — — 86 Percent change in GAAP rent (1) 45.3% 48.9% —% —% 43.0% Scheduled Hawaii Land Rent Resets: As of September 30, 2017 Number Annualized of Resets Sq. Ft. Rental Revenues (2) 10/1/2017 - 12/31/2017 2 118 $ 760 2018 8 380 2,553 2019 20 2,498 10,903 2020 and Thereafter 39 2,823 19,799 Total 69 5,819 $ 34,015 (1) Represents percent change in prior rents charged for same space. Reset rents include estimated recurring expense reimbursements and exclude lease value amortization. (2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.

38EXHIBIT Mapunapuna Ground Leases, Honolulu, HI 129 leasable land parcels and easements Approximate Square Feet: 6,541,000 38

PROPERTY DETAIL

PROPERTY DETAIL

As of September 30, 2017

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings, Land Parcels and Easements (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenues (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
1.	Inverness Center	Birmingham	AL	3	Mainland Office	Building	448	100.0%	$ 4,875	$ 38,895	$ 33,366	12/9/2010; 4/17/2015	1985
2.	4905 Moores Mill Road	Huntsville	AL	1	Mainland Industrial	Building	1,371	100.0%	9,790	73,001	64,439	8/31/2012	2007
3.	445 Jan Davis Drive	Huntsville	AL	1	Mainland Office	Building	57	100.0%	971	10,280	10,029	7/22/2016	2007
4.	4501 Industrial Drive	Fort Smith	AR	1	Mainland Industrial	Building	64	100.0%	465	4,385	4,153	1/29/2015	2013
5.	16001 North 28th Avenue	Phoenix	AZ	1	Mainland Office	Building	106	100.0%	1,882	13,704	13,034	4/16/2015	2007
6.	2149 West Dunlap Avenue	Phoenix	AZ	1	Mainland Office	Building	123	100.0%	2,453	20,127	19,161	1/29/2015	1983
7.	Regents Center	Tempe	AZ	2	Mainland Office	Building	101	100.0%	1,972	13,183	8,264	6/30/1999	1988
8.	Campbell Place	Carlsbad	CA	2	Mainland Office	Building	95	100.0%	2,603	21,314	19,072	9/21/2012	2007
9.	Folsom Corporate Center	Folsom	CA	1	Mainland Office	Building	96	100.0%	3,465	28,954	24,650	12/17/2010	2009
10.	Bayside Technology Park	Fremont	CA	1	Mainland Office	Building	101	100.0%	2,198	10,775	9,684	3/19/2009	1990
11.	100 Redwood Shores Parkway	Redwood City	CA	1	Mainland Office	Building	63	100.0%	3,127	35,531	33,982	1/29/2015	2014
12.	3875 Atherton Road	Rocklin	CA	1	Mainland Office	Building	19	100.0%	420	4,180	3,915	1/29/2015	1991
13.	2090 Fortune Drive	San Jose	CA	1	Mainland Office	Building	72	100.0%	916	7,698	7,565	1/29/2015	2014
14.	2115 O'Nel Drive	San Jose	CA	1	Mainland Office	Building	99	100.0%	3,168	33,196	31,523	1/29/2015	2013
15.	6448-6450 Via Del Oro	San Jose	CA	1	Mainland Office	Building	76	100.0%	1,739	14,737	13,952	1/29/2015	1983
16.	North First Street	San Jose	CA	1	Mainland Office	Building	64	100.0%	2,007	14,494	13,738	12/23/2013	2013
17.	Rio Robles	San Jose	CA	3	Mainland Office	Building	186	100.0%	4,554	44,978	42,322	12/23/2013	2011
18.	2450 and 2500 Walsh Avenue	Santa Clara	CA	2	Mainland Office	Building	132	100.0%	4,563	44,898	42,458	1/29/2015	2014
19.	3250 and 3260 Jay Street	Santa Clara	CA	2	Mainland Office	Building	149	100.0%	6,110	63,958	60,488	1/29/2015	2013
20.	350 West Java Drive	Sunnyvale	CA	1	Mainland Office	Building	96	100.0%	2,901	24,012	22,481	11/15/2012	2012
21.	7958 South Chester Street	Centennial	CO	1	Mainland Office	Building	168	100.0%	5,037	31,049	29,484	1/29/2015	2000
22.	350 Spectrum Loop	Colorado Springs	CO	1	Mainland Office	Building	156	100.0%	2,714	23,265	21,921	1/29/2015	2000
23.	955 Aeroplaza Drive	Colorado Springs	CO	1	Mainland Industrial	Building	125	100.0%	901	8,212	7,718	1/29/2015	2012
24.	13400 East 39th Avenue and 3800 Wheeling Street	Denver	CO	2	Mainland Industrial	Building	394	100.0%	1,364	16,101	15,221	1/29/2015	1996
25.	333 Inverness Drive South	Englewood	CO	1	Mainland Office	Building	140	100.0%	2,355	15,446	13,832	6/15/2012	1998
26.	150 Greenhorn Drive	Pueblo	CO	1	Mainland Industrial	Building	54	100.0%	545	4,377	4,098	1/29/2015	2013
27.	2 Tower Drive	Wallingford	CT	1	Mainland Industrial	Building	62	100.0%	404	3,643	3,042	10/24/2006	1978
28.	1 Targeting Center	Windsor	CT	1	Mainland Office	Building	97	100.0%	1,119	9,076	8,143	7/20/2012	1999
29.	235 Great Pond Road	Windsor	CT	1	Mainland Industrial	Building	171	100.0%	1,383	11,869	10,646	7/20/2012	2004
30.	10350 NW 112th Avenue	Miami	FL	1	Mainland Office	Building	79	100.0%	3,051	23,704	22,372	1/29/2015	2002
31.	2100 NW 82nd Avenue	Miami	FL	1	Mainland Industrial	Building	37	100.0%	259	1,895	1,205	3/19/1998	2013

(1) Land parcels include four easements.
(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
39

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of September 30, 2017

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings, Land Parcels and Easements (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenues (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
32.	One Primerica Parkway	Duluth	GA	1	Mainland Office	Building	344	100.0%	5,248	57,332	53,970	1/29/2015	2013
33.	King Street Ground Lease	Honolulu	HI	1	Hawaii Properties	Land	21	100.0%	237	1,342	1,342	12/5/2003	—
34.	Mapunapuna Ground Leases	Honolulu	HI	129	Hawaii Properties	Land	6,541	100.0%	50,016	344,490	341,112	12/5/2003;11/21/2012	—
35.	Safeway Shopping Center	Honolulu	HI	3	Hawaii Properties	Land	158	100.0%	3,416	11,604	11,510	12/5/2003	—
36.	Salt Lake Shopping Center	Honolulu	HI	2	Hawaii Properties	Land	334	100.0%	1,722	9,660	9,660	12/5/2003	—
37.	Sand Island Buildings	Honolulu	HI	8	Hawaii Properties	Building	295	98.2%	5,072	39,395	32,795	12/5/2003;11/23/2004	1974
38.	Sand Island Ground Leases	Honolulu	HI	40	Hawaii Properties	Land	2,152	100.0%	16,854	92,435	92,365	12/5/2003	—
39.	Waiwai Ground Leases	Honolulu	HI	2	Hawaii Properties	Land	45	100.0%	414	2,567	2,410	12/5/2003	—
40.	Campbell Buildings	Kapolei	HI	5	Hawaii Properties	Building	285	94.6%	3,190	24,405	19,037	6/15/2005	1978
41.	Campbell Easements	Kapolei	HI	3	Hawaii Properties	Land	—	—%	— (6)	10,496	10,496	6/15/2005	—
42.	Campbell Ground Leases	Kapolei	HI	35	Hawaii Properties	Land	7,901	89.4%	11,964	103,361	103,029	6/15/2005	—
43.	Waipahu Ground Lease	Waipahu	HI	1	Hawaii Properties	Land	44	100.0%	252	717	717	12/5/2003	—
44.	5500 SE Delaware Avenue	Ankeny	IA	1	Mainland Industrial	Building	450	100.0%	1,684	19,193	18,061	1/29/2015	2012
45.	951 Trails Road	Eldridge	IA	1	Mainland Industrial	Building	172	100.0%	1,019	8,695	6,644	4/2/2007	2001
46.	8305 NW 62nd Avenue	Johnston	IA	1	Mainland Office	Building	199	100.0%	3,240	34,008	31,908	1/29/2015	2011
47.	2300 N 33rd Ave	Newton	IA	1	Mainland Industrial	Building	317	100.0%	1,458	13,873	10,860	9/29/2008	2008
48.	7121 South Fifth Avenue	Pocatello	ID	1	Mainland Industrial	Building	33	100.0%	370	4,746	4,463	1/29/2015	2007
49.	400 South Jefferson Street	Chicago	IL	1	Mainland Office	Building	248	100.0%	9,648	90,479	85,593	1/29/2015	2012
50.	1230 West 171st Street	Harvey	IL	1	Mainland Industrial	Building	40	100.0%	442	2,473	2,361	1/29/2015	2004
51.	475 Bond Street	Lincolnshire	IL	1	Mainland Industrial	Building	223	100.0%	1,638	20,957	19,887	1/29/2015	2000
52.	1415 West Diehl Road	Naperville	IL	1	Mainland Office	Building	820	100.0%	16,766	188,475	173,187	4/1/2014	2001
53.	5156 American Road	Rockford	IL	1	Mainland Industrial	Building	38	100.0%	173	1,929	1,827	1/29/2015	1996
54.	440 North Fairway Drive	Vernon Hills	IL	1	Mainland Office	Building	100	100.0%	1,692	13,977	12,989	10/15/2013	2009
55.	7601 and 7635 Genesys Way	Indianapolis	IN	2	Mainland Office	Building	275	100.0%	4,322	28,224	28,120	7/19/2017	2006
56.	Capitol Tower	Topeka	KS	1	Mainland Office	Building	144	100.0%	2,654	17,674	15,576	7/30/2012	2006
57.	The Atrium at Circleport II	Erlanger	KY	1	Mainland Office	Building	86	100.0%	1,255	13,032	8,995	6/30/2003	1999
58.	17200 Manchac Park Lane	Baton Rouge	LA	1	Mainland Industrial	Building	125	100.0%	885	10,560	9,969	1/29/2015	2014
59.	209 South Bud Street	Lafayette	LA	1	Mainland Industrial	Building	60	100.0%	511	5,258	4,955	1/29/2015	2010
60.	300 and 330 Billerica Road	Chelmsford	MA	2	Mainland Office	Building	209	53.1%	1,562	18,647	16,507	1/18/2011;9/27/2012	2001
61.	111 Powdermill Road	Maynard	MA	1	Mainland Office	Building	287	—%	—	17,260	17,220	3/30/2007	1990

(1) Land parcels include four easements.
(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.
(6) Excludes annual tenant percentage rent generally received and recognized during the first quarter of each year for the previous year. Percentage rent recognized during the first quarter of 2017 totaled $650.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017
40

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of September 30, 2017

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings, Land Parcels and Easements (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenues (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
62.	314 Littleton Road	Westford	MA	1	Mainland Office	Building	175	100.0%	4,764	33,944	31,914	1/29/2015	2013
63.	7001 Columbia Gateway Drive	Columbia	MD	1	Mainland Office	Building	120	100.0%	3,739	28,292	25,372	12/21/2012	2008
64.	4000 Principio Parkway	North East	MD	1	Mainland Industrial	Building	1,195	100.0%	5,862	75,868	71,099	1/29/2015	2012
65.	3550 Green Court	Ann Arbor	MI	1	Mainland Office	Building	82	100.0%	1,625	13,019	11,735	12/21/2012	1998
66.	3800 Midlink Drive	Kalamazoo	MI	1	Mainland Industrial	Building	158	100.0%	2,184	43,229	40,522	1/29/2015	2014
67.	2401 Cram Avenue SE	Bemidji	MN	1	Mainland Industrial	Building	22	100.0%	183	2,237	2,094	1/29/2015	2013
68.	110 Stanbury Industrial Drive	Brookfield	MO	1	Mainland Industrial	Building	16	100.0%	189	2,059	1,935	1/29/2015	2012
69.	2555 Grand Boulevard	Kansas City	MO	1	Mainland Office	Building	596	100.0%	18,084	79,069	75,050	7/31/2015	2003
70.	628 Patton Avenue	Asheville	NC	1	Mainland Industrial	Building	33	100.0%	199	2,014	1,913	1/29/2015	1994
71.	2300 and 2400 Yorkmont Road	Charlotte	NC	2	Mainland Office	Building	284	100.0%	6,275	48,275	45,330	1/29/2015	1995
72.	3900 NE 6th Street	Minot	ND	1	Mainland Industrial	Building	24	100.0%	310	3,923	3,708	1/29/2015	2013
73.	1415 West Commerce Way	Lincoln	NE	1	Mainland Industrial	Building	222	100.0%	1,094	10,718	10,150	1/29/2015	2000
74.	18010 and 18020 Burt Street	Omaha	NE	2	Mainland Office	Building	203	100.0%	3,991	49,842	46,693	1/29/2015	2012
75.	309 Dulty's Lane	Burlington	NJ	1	Mainland Industrial	Building	634	100.0%	3,387	53,000	49,573	1/29/2015	2001
76.	500 Charles Ewing Boulevard	Ewing	NJ	1	Mainland Office	Building	250	100.0%	5,949	74,374	69,769	1/29/2015	2012
77.	725 Darlington Avenue	Mahwah	NJ	1	Mainland Industrial	Building	167	100.0%	2,301	18,508	17,670	4/9/2014	2010
78.	One Jefferson Road	Parsippany	NJ	1	Mainland Office	Building	100	100.0%	4,185	19,107	18,392	11/13/2015	2009
79.	299 Jefferson Road	Parsippany	NJ	1	Mainland Office	Building	151	100.0%	4,016	30,970	29,231	1/29/2015	2011
80.	2375 East Newlands Road	Fernley	NV	1	Mainland Industrial	Building	338	100.0%	1,489	18,700	17,528	1/29/2015	2007
81.	55 Commerce Avenue	Albany	NY	1	Mainland Industrial	Building	125	100.0%	1,089	11,284	10,599	1/29/2015	2013
82.	8687 Carling Road	Liverpool	NY	1	Mainland Office	Building	38	100.0%	750	5,564	4,088	1/6/2006	2007
83.	1212 Pittsford - Victor Road	Pittsford	NY	1	Mainland Office	Building	55	100.0%	1,024	5,531	4,135	11/30/2004	2003
84.	500 Canal View Boulevard	Rochester	NY	1	Mainland Office	Building	95	100.0%	1,552	15,404	10,567	1/6/2006	1997
85.	32150 Just Imagine Drive	Avon	OH	1	Mainland Industrial	Building	645	100.0%	3,479	25,480	20,630	5/29/2009	2000
86.	1415 Industrial Drive	Chillicothe	OH	1	Mainland Industrial	Building	44	100.0%	362	4,465	4,247	1/29/2015	2012
87.	2231 Schrock Road	Columbus	OH	1	Mainland Office	Building	42	100.0%	661	5,459	5,150	1/29/2015	1999
88.	5300 Centerpoint Parkway	Groveport	OH	1	Mainland Industrial	Building	581	100.0%	2,905	32,563	30,572	1/29/2015	2014
89.	200 Orange Point Drive	Lewis Center	OH	1	Mainland Industrial	Building	125	100.0%	1,032	9,913	9,339	1/29/2015	2013
90.	301 Commerce Drive	South Point	OH	1	Mainland Industrial	Building	75	100.0%	487	5,130	4,828	1/29/2015	2013
91.	2820 State Highway 31	McAlester	OK	1	Mainland Industrial	Building	59	100.0%	786	6,862	6,704	1/29/2015	2012

(1) Land parcels include four easements.
(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017

41

PROPERTY DETAIL (CONTINUED)

PROPERTY DETAIL (CONTINUED)

As of September 30, 2017

(dollars and square feet in thousands)

EXHIBIT A

	Property	City	State	Number of Buildings, Land Parcels and Easements (1)	Property Type		Square Feet	% Leased	Annualized Rental Revenues (2)	Undepreciated Carrying Value (3)	Depreciated Carrying Value (3)	Date Acquired (4)	Weighted Average Year Built or Substantially Renovated (5)
92.	501 Ridge Avenue	Hanover	PA	1	Mainland Industrial	Building	502	—%	—	27,030	22,006	9/24/2008	1965
93.	8800 Tinicum Boulevard	Philadelphia	PA	1	Mainland Office	Building	441	100.0%	6,445	71,319	66,844	1/29/2015	2000
94.	9680 Old Bailes Road	Fort Mill	SC	1	Mainland Office	Building	60	100.0%	772	8,857	8,320	1/29/2015	2007
95.	996 Paragon Way	Rock Hill	SC	1	Mainland Industrial	Building	945	100.0%	3,041	38,520	36,125	1/29/2015	2014
96.	510 John Dodd Road	Spartanburg	SC	1	Mainland Industrial	Building	1,016	100.0%	4,644	61,298	57,432	1/29/2015	2012
97.	4836 Hickory Hill Road	Memphis	TN	1	Mainland Industrial	Building	646	100.0%	1,382	12,609	11,853	12/23/2014	2007
98.	2020 Joe B. Jackson Parkway	Murfreesboro	TN	1	Mainland Industrial	Building	1,016	100.0%	5,016	62,759	59,075	1/29/2015	2012
99.	16001 North Dallas Parkway	Addison	TX	2	Mainland Office	Building	554	100.0%	14,314	106,107	94,946	1/16/2013	1996
100.	2115-2116 East Randol Mill Road	Arlington	TX	1	Mainland Office	Building	183	100.0%	1,044	13,242	12,203	1/29/2015	1989
101.	Research Park	Austin	TX	2	Mainland Industrial	Building	149	100.0%	2,493	15,486	9,146	6/16/1999	1999
102.	202 North Castlegory Road	Houston	TX	1	Mainland Office	Building	84	100.0%	2,857	13,482	13,351	5/12/2017	2016
103.	1001 Noble Energy Way	Houston	TX	1	Mainland Office	Building	497	100.0%	14,683	122,186	114,300	1/29/2015	2013
104.	10451 Clay Road	Houston	TX	1	Mainland Office	Building	97	100.0%	2,787	27,012	25,558	1/29/2015	2013
105.	6380 Rogerdale Road	Houston	TX	1	Mainland Office	Building	206	100.0%	5,628	46,915	44,698	1/29/2015	2006
106.	4221 W. John Carpenter Freeway	Irving	TX	1	Mainland Office	Building	54	100.0%	646	5,974	3,122	3/19/1998	1995
107.	8675,8701-8711 Freeport Pkwy and 8901 Esters Boulevard	Irving	TX	3	Mainland Office	Building	458	100.0%	6,038	81,610	76,989	1/29/2015	1990
108.	1511 East Common Street	New Braunfels	TX	1	Mainland Office	Building	63	100.0%	1,077	14,412	13,631	1/29/2015	2005
109.	2900 West Plano Parkway	Plano	TX	1	Mainland Office	Building	191	100.0%	1,420	27,491	26,005	1/29/2015	1998
110.	3400 West Plano Parkway	Plano	TX	1	Mainland Office	Building	235	100.0%	1,485	34,403	32,310	1/29/2015	1994
111.	19100 Ridgewood Parkway	San Antonio	TX	1	Mainland Office	Building	618	100.0%	13,809	192,538	180,008	1/29/2015	2008
112.	3600 Wiseman Boulevard	San Antonio	TX	1	Mainland Office	Building	100	100.0%	3,054	15,458	14,081	3/19/2013	2004
113.	1800 Novell Place	Provo	UT	1	Mainland Office	Building	406	100.0%	7,940	85,640	75,114	6/1/2012	2000
114.	4885-4931 North 300 West	Provo	UT	2	Mainland Office	Building	125	100.0%	3,680	29,338	26,366	2/28/2013	2009
115.	1095 South 4800 West	Salt Lake City	UT	1	Mainland Industrial	Building	150	100.0%	1,122	8,413	7,952	1/29/2015	2012
116.	1901 Meadowville Technology Parkway	Chester	VA	1	Mainland Industrial	Building	1,016	100.0%	6,328	71,511	67,010	1/29/2015	2012
117.	Two Commercial Place	Norfolk	VA	1	Mainland Office	Building	289	100.0%	5,561	37,002	36,663	4/28/2017	2016
118.	501 South 5th Street	Richmond	VA	1	Mainland Office	Building	311	100.0%	10,868	123,922	112,254	7/2/2013	2009
119.	Parham Place	Richmond	VA	3	Mainland Office	Building	89	100.0%	1,586	9,865	9,466	7/20/2015	2013
120.	9201 Forest Hill Avenue	Richmond	VA	1	Mainland Office	Building	50	100.0%	1,106	6,094	5,973	10/12/2016	1985
121.	1751 Blue Hills Drive	Roanoke	VA	1	Mainland Industrial	Building	399	100.0%	1,874	23,760	22,415	1/29/2015	2003
122.	Orbital Sciences Campus	Sterling	VA	3	Mainland Office	Building	337	100.0%	10,266	72,165	64,641	11/29/2012	2000
123.	181 Battaile Drive	Winchester	VA	1	Mainland Industrial	Building	308	100.0%	1,467	14,341	10,656	4/20/2006	1987
124.	351, 401, 501 Elliott Ave West	Seattle	WA	3	Mainland Office	Building	300	100.0%	13,283	130,135	123,824	1/29/2015	2000
				366			**45,496**	**96.2%**	**$ 468,684**	**$ 4,223,898**	**$ 3,928,397**		**2004**

(1) Land parcels include four easements.
(2) We define annualized rental revenues as the annualized contractual rents, as of September 30, 2017, including straight line rent adjustments and excluding lease value amortization, adjusted for tenant concessions including free rent and amounts reimbursed to tenants, plus estimated recurring expense reimbursements from tenants.
(3) Excludes the value of real estate intangibles.
(4) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in February 2012 in connection with our initial public offering.
(5) Weighted based on square feet.

Select Income REIT
Supplemental Operating and Financial Data, September 30, 2017

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